CERTIFICATE OF DESIGNATION PURSUANT TO SECTION 151
                               PROFORM GOLF, INC.
                           STATEMENT OF SERIES SHARES


PROform golf, inc., a Delaware Corporation, having its principal office in Denver, Colorado (hereinafter referred to as the "Corporation") hereby certifies to the Secretary of State that:

         FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article IV of the Amended and Restated Articles of Incorporation of the Corporation, the Board of Directors has, by resolution, duly adopted on July 1, 2000, duly classified 2,000,000 shares of the Preferred Stock of the Corporation as a class designated as "Series C Preferred Stock".

         SECOND: A description of such "Series C Preferred Stock" including the preferences, conversion and other rights, voting rights, restrictions, limitations as to dividends, qualifications and terms and conditions for redemption, all as set by the Board of Directors of the Corporation is as follows:

         1. DESIGNATION AND INITIAL NUMBER. The class of shares of preferred stock hereby classified shall be designated the "Series C Preferred Stock" (hereinafter referred to as the "Series C Stock"). The initial number of authorized shares of Series C Stock shall be 2,000,000. Upon the issuance of shares of Series C Stock an amount at least equal to the liquidation preference set forth in Paragraph 4 below shall be stated capital of the Corporation.

         2.  DIVIDENDS. The Series C Stock shall not be entitled to dividends.

         3. REDEMPTION. At the option of the Corporation, shares of Series C Stock may be redeemed, in whole or in part, at any time and from time to time after the date five years from the date of issuance of the Series C Stock, upon the terms and conditions set forth herein:

             3.1 The redemption price per share under this Paragraph shall be $5.00 per share (equitably adjusted for stock splits, reverse stock splits, stock dividends and the like).

             3.2 Notice to the holders of shares of Series C Stock to be redeemed shall be given by mailing to such holders a notice of such redemption first class, postage prepaid, not later than sixty (60) days and not earlier than thirty (30) days before the date fixed for redemption at the last known addresses as they appear on the books and records of the Corporation. Any notice which is mailed herein shall be conclusively presumed to have been duly given, whether or not the stockholder receives such notice and failure duly to give such notice by mail or defect in such notice to the holder of any stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series C Stock.

             3.3 The Notice of Redemption to each stockholder whose shares of Series C Stock are to be redeemed shall specify the number of Series C shares of such stockholder to be redeemed, the date fixed for redemption and the redemption price at which the shares of Series C Stock are to


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be redeemed and shall  specify where  payment of the  redemption  price is to be made upon surrender of such shares, and the conversion rights of such shares shall cease and terminate at the close of business on the date fixed for redemption.

         4. LIQUIDATION OR DISSOLUTION. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Series C Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount equal to $.0001 per share (equitably adjusted for stock splits, reverse stock splits, stock dividends and the like) without interest and no more before any payment shall be made to the holders of stock of the Corporation ranking junior to the Series C Stock. Such liquidation preference shall be junior to the Series A Stock and Series B Stock and senior to the Corporation's Common Stock, and no payment shall be made on the Common Stock until payment of the liquidation preference of the Series C Stock has been made in full.

         A merger or consolidation of the Corporation with or into any other Corporation, share exchange or sale or conveyance of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of assets to stockholders) shall not be deemed to be voluntary or involuntary liquidation, dissolution or winding up of the Corporation within this meaning of Paragraph 4.

         5. NO SINKING FUND. The shares of Series C Stock shall not be subject to the operation of a purchase, retirement or sinking fund.

         6. CONVERSION RIGHTS. The holders of the Series C Stock shall have conversion rights as follows:

             6.1 Each share of Series C Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the Corporation's office or any transfer agent for the Series C Stock, into Common Stock at the rate of one (1) non-assessable share of Common Stock for each share of Series C Stock, subject, however, to the adjustments described below. (The number of shares of Common Stock into which each share of Series C Stock may be converted is hereinafter referred to as the "Conversion Rate.")

             6.2 In the event the Corporation shall conduct a public offering of its Common Stock pursuant to a registration statement filed under the Securities Act of 1933, as amended, upon effectiveness of such registration statement covering the underlying common shares, the Series C Stock shall be automatically converted to shares of Common Stock of the Corporation at the Conversion Rate. In such event, all holders of Series C Stock shall promptly surrender their certificates for conversion pursuant to Section 6.4. Any holder who fails to so surrender his certificate shall nonetheless be deemed to have converted his shares to Common Stock upon the effectiveness of such registration statement.

             6.3 In the event of conversion under Section 6.1 hereof, such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of shares of Series C Stock to be converted. In the event of conversion under Section 6.2 hereof,


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such  conversion  shall be deemed to have been made at the close of  business on the day on which the registration statement causing such conversion became effective. In either event, the person or persons entitled to receive the shares of Common Stock issuable upon such conversions shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

             6.4  Before  any  holder of  Series C Stock  shall be  entitled  to convert the same into shares of Common  Stock,  such holder shall  surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Series C Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the name or names in which such holder wishes the certificate or certificates for shares of Common Stock be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series C Stock, or to such holder's nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled.

             6.5 In the event the Corporation at any time or from time to time after the date of the initial sale of Series C Stock effects a subdivision or combination of its outstanding Common Stock into a greater or lesser number of shares without a proportionate and corresponding subdivision or combination of its outstanding Series C Stock, then and in each such event the Conversion Rate for the Series C Stock shall be increased or decreased proportionately.

             6.6 No fractional shares of Common Stock shall be issued upon conversion of the Series C Stock and any shares of Series C Stock surrendered for conversion which would otherwise result in a fractional share of Common Stock shall be redeemed for the then fair market value thereof, as determined by the Corporation's Board of Directors in good faith, payable as promptly as possible whenever funds are legally available therefor. If more than one share of Series C Stock is surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock to be issued upon conversion shall be computed on the basis of the aggregate number of shares of Series C Stock so surrendered.

         7.  VOTING RIGHTS. No voting rights accompany shares of Series C Stock.

         8. NO IMPLIED LIMITATIONS. Except as otherwise provided by expressed provisions of this Statement of Series Shares, nothing herein shall limit by inference or otherwise the discretionary right of the Board of Directors to classify and be classified and issue any shares of Preferred Stock and to fix or alter all terms thereof to the full extent provided in the Articles of Incorporation of the Corporation.

         9. GENERAL PROVISIONS. In addition to the above provisions, with respect to the Series C Stock, such Series C Stock shall be subject to and be entitled to the benefits and to the provisions set forth in the Corporation's Articles of Incorporation with respect to Preferred Stock generally.



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         IN WITNESS  WHEREOF,  PROform golf,  inc., has caused this Statement of
Series Shares to be signed and acknowledged in its name and on its behalf by its President to be herein to affixed and attested by its Secretary this 27TH day of JULY 2000.

PROform golf, inc.



By:  /S/WILLIAM D. LEARY
     ------------------------------
     President

ATTEST:


By:  /S/DOUGLAS WEINER
     ------------------------------
     Secretary (assistant)

         The undersigned President of PROform golf, inc., who executed on behalf of said Corporation the foregoing Statement of Series Shares of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Statement of Series Shares to be the corporate act of said Corporation and further certifies that to the best of his knowledge, information and belief, the matters set forth therein with respect to the approval thereof are true in all material respects under penalty of perjury.

         DATED:7/27/00



                                                  /S/ WILLIAM D. LEARY
                                                  ------------------------------
                                                  William D. Leary, President